MANAGEMENT SERVICES AGREEMENT

THIS AGREEMENT dated for reference the 1st day of January 2010.

BETWEEN:
NEWPORT GOLD INC.
1-336 Queen St. South
Mississauga, Ontario
L5M 1M2

(hereinafter referred to as the “Company”)

OF THE FIRST PART

AND
DEREK BARTLETT
1-336 Queen St. South
Mississauga, Ontario
L5M 1M2

(hereinafter referred to as “Bartlett”)

OF THE SECOND PART

WHEREAS, the company has requested Bartlett to perform management services for the Company (collectively the “Services”);

AND WHEREAS, Bartlett has agreed to perform the services required by the Company and spend as much time only as is required to perform such services;

AND THEREFORE, this Agreement witnesseth that in consideration of the premises and for other good and valuable consideration and the mutual covenants herein contained, the Parties hereto hereby covenant and agree as follows:

1.           INTERPRETATION

1.1	For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)	“this Agreement” means this Management Services Agreement as from time to time supplemented or amended by one or more agreements entered into pursuant to the applicable provisions hereof;

(b)	the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular paragraph, subparagraph or other subdivision;

(c)
the headings are for convenience only and do not form a part of this Agreement nor are they intended to interpret, define or limit the scope extent or intent of this Agreement or any portion thereof; and

(d)	a reference to a statute includes all regulations made pursuant thereto, all amendments to such statute or regulation which supplements or supersedes such statute or regulation.

1.2	This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario.

2.           ENGAGEMENT OF BARTLETT FOR SERVICES

2.1	The Company hereby agrees to retain Bartlett to serve during the term of this Agreement, subject to the terms hereof, as President of the Company.

2.2
The “Term of Retainer” as used herein shall mean that period commencing on the date of this Agreement first above written and expiring five (5) years thereafter unless this Agreement is renewed or earlier terminated pursuant to the terms hereof.

2.3
Subject as herein provided, during the Term of Retainer, Bartlett shall perform the services of President of the Company and carry out the policies and programs as established by the board of directors of the Company from time to time and Bartlett shall have all such powers and shall be entitled to exercise all such authority as is customarily held and exercised by a President in connection with his duties under this Agreement.  It being agreed between the parties hereto that this agreement does not call for all of the exclusive time or service of the president and that the pursuit of other commitments shall not be construed as a breach of this agreement;

2.4
During the Term of Retainer, the Company shall pay to Bartlett a basic retainer fee of $10,000 (US) per month payable the 1st day of January 2010 of each year, without deduction and subject to yearly re-negotiation.  In addition, the Company shall pay to Bartlett the following (all of the payments in this section 2.4 shall be referred to as (the “Compensation”):

(a)
all out of pocket expenses incurred by Bartlett in connection with his duties under this Agreement including without limiting the generality of the foregoing, all traveling, automobile, parking and entertainment expenses, such payments or reimbursements shall be made immediately upon submission by Bartlett.

(b)
all reasonable fees, dues and expenses of Bartlett’s membership in one or more such clubs or organizations as are customarily joined by executive officers of corporations of similar size and that carry on a similar type of business as that carried on by the Company.

(c)	payment of Medical Services Plan premium for Bartlett plus his immediate family members and dental expenses for the aforesaid.

(d)	such rights and benefits under any stock option plan adopted by the Company from time to time at the discretion of the board of directors;

2.5	The Board of Directors of the Company shall in the month of January in each year review Bartletts’ remuneration and shall increase his compensation:

(a)	to compensate for any increase in the average cost of living in Toronto, Ontario during the previous twelve (12) month period.

(b)	to compensate for merit shown by Bartlett in the performance of the duties being supplied by him.

3.           TERMINATION

3.1	This Agreement shall have a term of five (5) years from the date of this Agreement, which term is renewable unless earlier terminated pursuant to the terms hereof.

3.2
Notwithstanding the term hereof, Bartlett may terminate his retainer pursuant to this Agreement by giving the Company sixty (60) days’ written notice of his intention to terminate at any time.  Such termination shall be without penalty to Bartlett.

3.3	The Company may terminate Bartlett’s employment without cause only by paying full Compensation to the expiry of the Term of Retainer.

3.4
In the event of Bartlett terminating his employment pursuant to the provisions of paragraph 3.2 hereof, the Company shall pay to or provide for Bartlett within thirty (30) days of such termination the Compensation and other remuneration to the date of termination.

3.5
If Bartlett’s retainer hereunder shall terminate by reason of his death, then the Compensation and other remuneration and benefits payable to shall be payable to the estate of Bartlett for a period of twelve (12) months after termination by virtue of the death of Bartlett.

4.           OBLIGATIONS OF BARTLETT

4.1	Bartlett agrees to carry out the duties of President throughout the term of this agreement.

4.2	Bartlett agrees to act at all times in good faith and in the best interests of the Company.

4.3	Bartlett is also entitled to a stock option pursuant to the terms of the Stock Option Plan established by the corporation.

4.4
Although Bartlett may be an officer and/or officer of other companies in a similar business, it is acknowledged by all parties that such would not constitute a conflict under the management agreement as long as his duties were adequately performed.

5.           SEVERABILITY

5.1
If any provision of this Agreement is unenforceable or invalid for any reason whatsoever, such provision shall be severable from the remainder of this Agreement and the validity of the remainder shall continue in full force and effect and be construed as if this Agreement had been executed without the invalid or unenforceable provision.

6.           WAIVER

6.1	No consent or waiver, express or implied, by any Party to or of any breach or default by any other party of any or all of its obligations under this Agreement will:

(a)	be valid unless it is in writing and stated to be a consent or waiver pursuant to this paragraph;

(b)	be relied upon as a consent or waiver to or of any other breach or default of the same or any other obligation;

(c)	constituted a general waiver under this Agreement; or

(d)	eliminate or modify the need for a specific consent or waiver pursuant to this paragraph in any other subsequent instance.

7.            NOTICE

7.1	All notices, requests, demands or directions to one Party of this Agreement to another shall be in writing and delivered as follows:

(a)	if to the Company:

1-336 Queen St. South
Mississauga, Ontario
L5M 1M2

(b)	if to Bartlett:

1-336 Queen St. South
Mississauga, Ontario
L5M 1M2

or to such other address as may be specified to one Party to the other in a notice given in the manner herein provided.

8.            ENTIRE AGREEMENT

8.1
This Agreement constitutes the entire Agreement between the Parties and there are no representations or warranties, express or implied, statutory or otherwise or no agreements collateral hereto other than expressly set forth or referred to herein.

9.            ASSIGNMENT

9.1	This Agreement is non-assignable by any of the parties hereto without the prior written consent of the other parties.

10.          CONSTRUCTION

10.1	The relationship of the parties hereto is to be construed as independent contractors and not as a master and servant relationship.

11.          BINDING EFFECT

11.1	This Agreement shall be binding upon and enure to the benefit of the parties and their respective successors.

12.          ARBITRATION

Any controversy or claim arising out of or relating to this Agreement of any breach of this Agreement shall be finally settled in arbitration in accordance with the provisions of the Arbitration Act of Ontario.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first above written.

The common seal of	)
NEWPORT GOLD INC.	)
was hereunto affixed in the	)
presence of :	)
)
)
/s/ John Arnold	)
Authorized Signatory	)
)
)
)
)
/s/ Alex Johnston	)
Authorized Signatory	)

SIGNED, SEALED AND	)
DELIVERED by	)
Derek Bartlett in the presence of:	)

)
Name
/s/ Derek Bartlett
	)	Derek Bartlett

Address

Occupation